OPTION AGREEMENT PURSUANT TO
THE LONE STAR INDUSTRIES, INC.
MANAGEMENT STOCK OPTION PLAN


          AGREEMENT, dated as of June 8, 1994 by and between Lone Star
Industries, Inc. (the
"Company") and William M. Troutman (the "Participant").

                      Preliminary Statement

          The Compensation and Stock Option Committee of the
Board of
Directors (the "Board")
of the Company (the "Committee"), pursuant to the Company's
Management
Stock Option Plan, annexed
hereto as Exhibit A (the "Plan"), granted on June 8, 1994 to the
Participant, as an Employee (as defined
in the Plan), stock options (the "Options") to purchase the number of shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), set forth below. This Agreement sets forth the terms of the Options.

          Accordingly, the parties hereto agree as follows:

          1. Grant of Options. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted
125,000 Options to purchase from the
Company up to 125,000 shares of Common Stock, at a price per share of
$15.375 (the "Option Price").

          2. Tax Matters. 6,504 Options to acquire 6,504 shares of
Common Stock granted
hereby are intended to qualify as and are hereby designated as
"Incentive Stock Options" under Section
422 of the Internal Revenue Code of 1986, as amended (the
"Code").
118,496 Options to acquire
118,496 shares of Common Stock are intended to qualify as and are hereby designated as "Non-Qualified
Stock Options" within the meaning of Section 1.83-7 of the Income Tax
Regulations promulgated under
the Code.

          3.   Vesting.  The Options are exercisable
immediately, in
whole or in part, prior to
the expiration of the Options as provided herein.

          4. Method of Exercise.Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the
Company specifying the number of
shares to be purchased and whether such exercise is of Incentive Stock
Options or of Non-Qualified Stock
Options, or what combination of Incentive Stock Options and Non-Qualified Stock Options are being exercised. Such notice shall be accompanied by payment in full of the
Option Price (i) in cash, by
certified check or money order, or (ii) in the form of shares of
Common Stock owned by the Participant
(and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the shares on the date of exercise as determined by the Committee or (iii) in such other form, or pursuant to such other arrangement for the satisfaction of the Option Price, as the Committee may accept. For purposes of this Agreement, "Fair Market
Value" shall mean the average of
the high and low prices of a share of Common Stock in New
York Stock
Exchange composite market
transactions, as reported by the Wall Street Journal, or if the Common
Stock shall not have been reported
on such date, on the first day prior thereto on which the Common Stock was reported. No shares of
Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

          5. Restriction on Transfer of Options. Except as otherwise provided herein, the
Options granted hereby are not transferable otherwise than by will or under the applicable laws of descent and distribution. Non-Qualified Stock Options may be transferred (i) pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee
Retirement Income Security Act, or the
rules thereunder or (ii) to the Participant's immediate family (i.e., the Employee's children, grandchildren and spouse), or to one or more trusts for the benefit of such immediate family members, or partnerships in which such family members are the only partners, provided that such transfer shall be permitted only if the Participant does not receive any consideration for such transfer and written notice of such proposed transfer and the details thereof shall have been furnished to the
Committee (any Options transferred
pursuant to this clause shall continue to be subject to the same terms and conditions that were applicable to such Options immediately prior to the transfer and a holder thereof shall be treated as a Participant hereunder). During the lifetime of the Participant, Options may be exercised only by the Participant or the Participant's guardian or legal representative. In addition, except to the extent permitted by this Agreement, the Options shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Options shall not be subject to execution, attachment or similar process. Except to the extent permitted by this Agreement, upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Options, or in the event of any levy upon the Options by reason of any execution, attachment or similar process contrary to the provisions hereof, the Options shall immediately become null and void.

          6.   Termination of Employment.

               A.   Termination by Reason of Death or
Disability.  If
a Participant's
Termination of Employment (as hereinafter defined) is by reason of death or Disability (as defined in the Plan), any Options held by such Participant may be exercised, to the extent exercisable at the Participant's termination, by the Participant (or the legal representative of the
Participant's estate) at any time within a period of one (1) year from the date of such termination or until the expiration of the stated term of the Option, whichever period is the shorter. For purposes of this
Agreement, "Termination of Employment"
means (1) a termination of service for reasons other than a military or personal leave of absence granted by the Company or a transfer of the Participant from or among the
Company and its subsidiaries, as
defined under Section 424(f) of the Code; or (2) when a subsidiary, with respect to which is employing a Participant, ceases to be a subsidiary, as defined under Section
424(f) of the Code.

               B.   Termination for Cause.  Upon the
Termination of
Employment of the
Participant for Cause, or if the Company obtains or discovers information after Termination of
Employment that such Participant had engaged in conduct that would have justified a Termination of
Employment for Cause during employment, all outstanding
Options of the
Participant shall immediately
be canceled,provided, however, that the provisions of this Section
6(B) shall cease to apply to any Options that are outstanding at the time of a Change of Control (as hereinafter defined). For purposes of this Agreement, "Change of Control" means the occurrence of any of the following events:

          (i)       Any acquisition by any individual,
entity or group
(within the meaning
                    of Section 13(d)(3) or 14(d)(2) of the
Securities
Exchange Act of 1934
                    (the "Exchange Act")) (a Person) of
beneficial
ownership (within the
                    meaning of Rule 13d-3 promulgated under
the
Exchange Act) of shares
                    of Common Stock and/or Outstanding
Company Voting
Securities (as
                    defined below) after which acquisition
such
individual, entity or group is
                    the beneficial owner of twenty percent
(20%) or
more of either (1) the
                    then outstanding shares of Common Stock
or (2) the
combined voting
                    power of the then outstanding voting
securities
of the Company entitled
                    to vote generally in the election of
directors
(the Outstanding Company
                    Voting Securities); excluding, however,
the
following:  (1) any
                    acquisition by the Company, (2) any
acquisition
by an employee benefit
                    plan (or related trust) sponsored or
maintained
by the Company or (3)
                    any acquisition by any corporation
pursuant to a
reorganization, merger,
                    consolidation or similar corporate
transaction (in
each case, a Corporate
                    Transaction), if, pursuant to such
Corporate
Transaction, the conditions
                    described in clauses (1), (2) and (3) of paragraph
(iii) of this Section 6
                    are satisfied; or

          (ii) A change in the composition of the Board such that the individuals who, as of July 1, 1994, comprise a class of
directors
of the Board (the
                    members of each class of directors of
the Board
as of July 1, 1994 shall
                    be hereinafter referred to as an
Incumbent Class
and the members of
                    all of the Incumbent Classes shall be
hereinafter
collectively referred to
                    as the "Incumbent Board") cease for any
reason to
constitute at least a
                    majority of the class; provided,
however, for
purposes of this subsection
                    that any individual who becomes a member of an
Incumbent Class
                    subsequent to July 1, 1994 whose
election, or
nomination for election by
                    the Company's stockholders, was approved in advance or
                    contemporaneously with such election by
a vote of
at least a majority of
                    those individuals who are members of the Incumbent
Board and a
                    majority of those individuals who are
members of
such Incumbent Class
                    (or deemed to be such pursuant to this
proviso)
shall be considered as
                    though such individual were a member of
the
Incumbent Class; but,
                    provided further, that any such
individual whose
initial assumption of
                    office occurs as a result of either an
actual or
threatened election contest
                    (as such terms are used in Rule 14a-11
of
Regulation 14A promulgated
                    under the Exchange Act) or other actual
or
threatened solicitation of
                    proxies or consents by or on behalf of a Person other than the Board or actual or threatened tender offer for
shares of
the Company or similar
                    transaction or other contest for
corporate control
(other than a tender
                    offer by the Company) shall not be so
considered
as a member of the
                    Incumbent Class; or

          (iii)     The approval by the stockholders of the
Company
of a Corporate
                    Transaction or, if consummation of such
Corporate
Transaction is subject,
                    at the time of such approval by
stockholders, to
the consent of any
                    government or governmental agency, the
obtaining
of such consent (either
                    explicitly or implicitly); excluding,
however,
such a Corporate
                    Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the
beneficial
owners, respectively, of the
                    outstanding shares of Common Stock and
Outstanding
Company Voting
                    Securities immediately prior to such
Corporate
Transaction will
                    beneficially own, directly or
indirectly, more
than eighty percent (80%)
                    of, respectively, the outstanding shares of common stock of the corporation resulting from such
Corporate
Transaction and the combined
                    voting power of the outstanding voting
securities
of such corporation
                    entitled to vote generally in the
election of
directors, (2) no Person (other
                    than the Company, any employee benefit
plan (or
related trust) of the
                    Company or the corporation resulting
from such
Corporate Transaction
                    and any Person beneficially owning,
immediately
prior to such Corporate
                    Transaction, directly or indirectly,
twenty
percent (20%) or more of the
                    outstanding shares of Common Stock or
Outstanding
Company Voting
                    Securities, as the case may be) will
beneficially
own, directly or
                    indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the
corporation
resulting from such Corporate
                    Transaction or the combined voting power of the then outstanding securities of such corporation entitled
to vote
generally in the election of
                    directors and (3) individuals who were
members of
the Incumbent Board
                    will constitute at least a majority of
the members
of board of directors of
                    the corporation resulting from such
Corporate
Transaction; or

          (iv)      The approval of the stockholders of the
Company
of (1) a complete
                    liquidation or dissolution of the
Company or (2)
the sale or other
                    disposition of all or substantially all
of the
assets of the Company;
                    excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or
other
disposition, (A) more than
                    eighty percent (80%) of, respectively,
the then
outstanding shares of
                    common stock of such corporation and the combined voting power of the then outstanding voting securities of
such
corporation entitled to vote
                    generally in the election of directors
will be
then beneficially owned,
                    directly or indirectly, by all or
substantially
all of the individuals and
                    entities who were the beneficial owners, respectively, of the outstanding shares of Common Stock and Outstanding
Company
Voting Securities
                    immediately prior to such sale or other
disposition, (B) no Person (other
                    than the Company and any employee
benefit plan (or
related trust) of the
                    Company or such corporation and any
Person
beneficially owning,
                    immediately prior to such sale or other
disposition, directly or indirectly,
                    twenty percent (20%) or more of the
outstanding
shares of Common
                    Stock or Outstanding Company Voting
Securities,
as the case may be)
                    will beneficially own, directly or
indirectly,
twenty percent (20%) or
                    more of, respectively, the then
outstanding shares
of common stock of
                    such corporation and the combined voting power of the then outstanding voting securities of such corporation
entitled to
vote generally in the
                    election of directors and (C)
individuals who were
members of the
                    Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

For purposes of this Agreement, "Cause" means that the Committee shall have determined that any of the following events has occurred: (x) The willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from his disability due to physical or mental illness) after a written demand for performance is delivered which specifically identifies the manner in which he has not substantially performed his duties, or
(y) the willful engaging by the
Participant in gross misconduct materially and demonstrably injurious to the Company, monetarily or otherwise or (z) conviction of fraud, theft of embezzlement. For purposes of this Section, no act, or failure to act, shall be considered "willful" unless done, or omitted to be done, not in good faith or without reasonable belief that the action or omission was in the best interest of the Company. The written demand in clause (x) of this Section 6 shall be delivered to the Participant by the Board or the Company's
Chairman and Chief Executive Officer and shall set forth a reasonable period (not shorter than 30 business days) in which Participant is expected to comply with said demand.
If the Participant does not comply
thereafter, the Committee shall have the right to determine that Cause exists.

               C. Other Termination. If the Participant's Termination of Employment is for any reason other than death, Disability, or Cause, any Options held by the Participant may be exercised, to the extent exercisable at the Participant's termination, by the
Participant at any time within a period
of 3 months from the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter.

          7. Termination. Unless terminated as provided below or otherwise pursuant to the
Plan, each Incentive Stock Option shall expire on the tenth anniversary of this Agreement, and each Non-Qualified Stock Option shall expire on the tenth anniversary of the day after the date of this Agreement.

          8. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Options until the
Participant shall have become
the holder of record of the shares of Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Common Stock, except as otherwise specifically provided for in the Plan.

          9. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. The annexed copy of the Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

          10. Withholding of Taxes. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the
Participant of any Federal, state or
local taxes required by law to be withheld.

          The Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by permitting the Participant to deliver shares of Common Stock which the Participant owns (free and clear of any liens and encumbrances). If the Participant is required to file reports under Section 16(a) of the
Securities Exchange Act of 1934 (the
"Exchange Act") with respect to securities of the Company the
Participant may elect to have a sufficient number of shares of Common Stock withheld or to deliver shares of
Common Stock which the Participant
owns to fulfill such tax obligations (hereinafter a Withholding
Election) only if the election complies
with such conditions as are necessary to prevent the withholding or transfer of such shares from being subject to Section 16(b) of the Exchange Act. To the extent necessary under then current law, such conditions shall include the following: (x) the Withholding Election shall be subject to the disapproval of the Committee and (y) the Withholding Election is made (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date or is made in advance but takes effect during such period, (ii) at least six
(6) months prior to the date of
exercise of the Option, or (iii) during any other period in which a
Withholding Election may be made
under the provisions of Rule 16b-3 promulgated pursuant to the
Exchange Act.  Any fraction of a share
of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

          11.  Listing and Other Conditions.

          As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Option shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

          If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities
Act of 1933, as amended, or otherwise
with respect to shares of Common Stock, and the right to exercise any
Option shall be suspended until,
in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes.

          Upon termination of any period of suspension under this
Section 11, any Option affected
by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.
Notwithstanding anything else to the contrary contained herein, no shares of Common Stock shall be delivered by the Company to the Participant pursuant to this Agreement until a Form S-8 registration statement (or any successor form) shall have become effective and shall be current with respect to the shares being sold and delivered hereunder.


          12. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

          If to the Company, to:

               Lone Star Industries, Inc.
               300 First Stamford Place
               P. O. Box 120014
               Stamford, CT  06912-0014
               Attn:  __________________

          If to the Participant, to:

               the address indicated on the signature page at the end of this Agreement.

          13.  No Obligation to Continue Employment.  This
Agreement
does not guarantee that
the Company or any of its subsidiaries will employ the Participant for any specific time period, nor does it modify in any respect the Company's or a subsidiary's right to terminate or modify the Participant's employment or compensation.


          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                              LONE STAR INDUSTRIES, INC.



                              By: David W. Wallace
                                  David W. Wallace,
                                  Chairman of the Board



                              By: Jack R. Wentworth
                                  Jack R. Wentworth,
                                  Chairman of the
Compensation and
                                  Stock Option Committee



                                 William M. Troutman
                                 William M. Troutman
                                 Address: